The Reserve Petroleum Company 10-K/A

Exhibit 31.2

Certification of Principal Financial Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the
Securities Exchange Act of 1934, as amended

I, James L. Tyler, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the fiscal year ended December 31, 2012 of The Reserve Petroleum Company; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ James L. Tyler
Date:	March 29, 2013	James L. Tyler, 2nd Vice President
(Principal Financial Officer)